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                                                             Purchaser's Warrant

Warrant No. 1

         Void after 5:00 p.m. Toronto, Ontario time, on December 9, 2002
                   Warrant to Purchase Shares of Common Stock

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

          -------------------------------------------------------------

               WARRANT TO PURCHASE 442,022 SHARES OF COMMON STOCK

                                       OF

                             SOFTQUAD SOFTWARE LTD.

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         This it to certify that, FOR VALUE RECEIVED, V C Advantage Limited
Partnership or assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from SOFTQUAD SOFTWARE LTD., a Delaware corporation (the "Company"), the fully paid, validly issued and non-assessable shares of Common Stock, $0.001 par value, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, through and including December 9, 2002, but not later than 5:00 p.m. Toronto, Ontario time, on December 9, 2002 (the "Exercise Period") at the price of US$1.3574 per share (the "Exercise Price"). The total number of shares of Common Stock to be issued upon exercise of this Warrant shall be 442,022 shares. The price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set





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forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". This Warrant is being issued pursuant to the Class A Convertible Preferred Stock Purchase Agreement, dated as of December 9, 1999, between the Company and the Holder.

A.       EXERCISE OF WARRANT

         This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if the last day of the Exercise Period is a day on which banking institutions in the City of Toronto are authorized by law to close, then the Exercise Period shall terminate on the next succeeding day that shall not be such a day, and during such period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company of this Warrant at the Company's principal office, with the Exercise Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its principal office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

         THIS WARRANT MAY BE EXERCISED ONLY (I) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT), (II) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (III) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (IV) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT

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REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON
EXERCISE HAVE BEEN REGISTERED UNDER THE ACT.

B.       RESERVATION OF SHARES AND COVENANTS OF THE COMPANY

         The Company shall at all times have allotted and reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

         The Company covenants with the Holder that so long as any Warrants remain outstanding and may be exercised:

         1. it will cause the shares of Common Stock and the certificates representing the Common Stock subscribed and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance herewith and the terms hereof;

         2. all shares of Common Stock that shall be issued upon exercise of the right to purchase provided for herein, upon payment of the prevailing Exercise Price herein provided, shall be fully paid and non-assessable;

         3. it will use its best efforts to maintain its corporate existence; and

         4. generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided herein.

C.       FRACTIONAL SHARES

         No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

         1. If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or


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         2.       If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean to the last reported bid and ask prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         3. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

D.       EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         This Warrant and the Common Stock issuable upon exercise of this Warrant were issued under Regulation S under the Act and may be transferred only in accordance therewith and as provided in the legends set forth in this Warrant.

E.       RIGHTS OF THE HOLDER

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.


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F.       ANTI-DILUTION PROVISIONS

         The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events are follows:

         1. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         2. Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon exercise of this Warrant by a fraction, the denominator of which shall be the Exercise Price after giving effect to such action and the numerator of which shall be the Exercise Price in effect immediately prior to such action.

         3. No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment that by reason of this Subsection
                  (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (F) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (F) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section (F), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).


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         4.       In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3) inclusive above.

         5. Irrespective of any adjustments in the respective Exercise Price or the related number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

G.       OFFICER'S CERTIFICATE

         Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section (F), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section
(A) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

H.       NOTICES TO WARRANT HOLDERS

         So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, options or warrants (other than this Warrant) or (iii) if a capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior to the date specified, as the case may be, a notice containing a brief description of the proposed action and stating the date on which a record date is to be determined for the purpose of such dividend, distribution or issue of


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rights, options, or warrants or such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise affect the action take by the Company.

I.       RECLASSIFICATION, REORGANIZATION OR MERGER

         In case of any reclassification, capital reorganization or other change of outstanding shares Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock an other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of such number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (I) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (F) hereof.

J.       WARRANTS TO RANK PARI PASSU

         All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

K.       GOVERNING LAW; JURISDICTION AND VENUE

         This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware; provided, however, that if any provision of this Agreement is unenforceable under the laws of the State of Delaware, but is enforceable under the laws of the Province of Ontario, Canada, then such provision shall be governed by and interpreted in accordance with the laws of


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the Province of Ontario. The parties agree that the courts of the Province of
Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the undersigned, each being duly authorized, as of the date below.

                                            SOFTQUAD SOFTWARE LTD.


                                            By:_____________________________
                                            Its:____________________________

DATED:  December __, 1999

ATTEST:

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                           FORM OF NOTICE OF EXERCISE

THIS WARRANT MAY BE EXERCISED ONLY (I) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (II) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (III) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (IV) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing $______________ worth of the shares of Common Stock of SOFTQUAD SOFTWARE, LTD. The undersigned has determined the closing bid price for the Common Stock of SOFTQUAD SOFTWARE LTD. for the twenty
(20) trading days preceding the date of this Notice of Exercise on the principal market for such Common Stock, was $____, $_____ $____, $_____ and $______, or an average of $________. Therefore pursuant to the Warrant, the Exercise Price is $_____ per share.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name_________________________________________________
         (Please typewrite or print in block letters)

Address________________________________________

Social Security or Federal I.D. Number_________________

THE UNDERSIGNED REPRESENTS AND WARRANTS TO SOFTQUAD SOFTWARE LTD. THAT THE CONDITIONS FOR EXERCISE OF THE WITHIN WARRANT SET FORTH IN THE FIRST SENTENCE OF THE FIRST PARAGRAPH ABOVE HAVE BEEN FULLY COMPLIED WITH AND NO U.S. PERSON HAS

ANY INTEREST IN THE WARRANT OR THE WARRANT SHARES.

Signature_____________________________________________________________________
         (Sign exactly as your name appears on the first page of this Warrant)





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ASSIGNMENT FORM
---------------


       FOR VALUE RECEIVED,


---------------------------------
hereby sells, assigns and transfers unto


Name

----------------------------------------------------------
       (Please typewrite or print in block letters)

Address

-----------------------------------------------------------

Social Security Federal I.D. Number

-----------------------------------

the right to purchase shares of Common Stock of SoftQuad Software Ltd. represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the same on the books of SoftQuad Software Ltd. with full power of substitution in the premises.

Date:  ______________________

Signature:  ____________________________________________
                  (sign exactly as your name
                  appears on the first page of
                  this Warrant)

NOTE: The Warrant and the Common Stock issuable upon exercise of the Warrant were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only in accordance therewith and as provided in the legends set forth in the Warrant.